EXHIBIT  5  -  LEGAL  OPINION

CHARLES BARKLEY
ATTORNEY AT LAW

6201 FAIRVIEW ROAD	TELEPHONE (704) 543-8806
SUITE 200	FAX (704) 552-6332
CHARLOTTE, NORTH CAROLINA 28210	gopublic2@aol.com

August 28, 2004

Board  of  Directors
Amstar International, Inc.
10851 Scarsdale Boulevard, Suite 800
Houston, TN 77089

Re:  Amstar International, Inc.

Gentlemen:

I hereby consent to the filing of my opinion as an Exhibit to the registration statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in such registration statement.

Very truly yours,

Charles W. Barkley